As filed with the Securities and Exchange Commission on August 24, 2001
                                                      Registration No. 333-64972
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 MIM CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                  05-0489664
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                                 MIM Corporation
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Barry A. Posner
                                 MIM Corporation
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              Copies requested to:

                              E. William Bates, II
                                 King & Spalding
                           1185 Avenue of the Americas
                            New York, New York 10036
                                 (212) 556-2100
                           --------------------------

            Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


================================================================================

                  Subject to Completion, Dated August 24, 2001



PROSPECTUS


                                 MIM CORPORATION

                           ---------------------------

                        1,457,947 Shares of Common Stock
                          (par value $.0001 per Share)

                           ---------------------------

            This prospectus relates to the offering from time to time of up to 1,457,947 shares of common stock of MIM Corporation by Livingston Group LLC.

            The common stock is listed on the Nasdaq National Market under the symbol "MIMS." On August 23, 2001, the last sale price of our common stock as reported on the Nasdaq National Market was $9.52 per share.

            Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 3 for a discussion of these risks.

            The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           ---------------------------

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                           ---------------------------


                The date of this prospectus is          , 2001.

                                TABLE OF CONTENTS

MIM Corporation..............................................................1
Risk Factors.................................................................1
Special Note Regarding Forward-Looking Statements............................7
Use of Proceeds..............................................................7
Selling Stockholder..........................................................8
Plan of Distribution.........................................................8
Validity of Common Stock....................................................10
Experts ....................................................................10
About this Prospectus.......................................................10
Where You Can Find More Information.........................................11

                                 MIM CORPORATION

            We provide integrated pharmacy benefit management services, which we refer to as PBM services, to our client groups, including managed care organizations, insurance carriers, unions, government agencies, employers, third party administrators and other funded plan sponsors. We perform these PBM services using clinically sound guidelines to ensure cost control and quality care for our clients. Our comprehensive PBM services include the delivery of pharmaceutical products through our network of retail pharmacies or our distribution facilities, pharmacy claims processing, benefit design consultation, drug utilization review, formulary management, drug data analysis and rebate administration. We also offer our PBM clients the opportunity to utilize additional innovative PBM services, including our Bioscrip disease management services and our online pharmacy. Under our Bioscrip programs, we provide for the cost effective delivery of expensive specialty medications, including infusion and injectable pharmaceuticals, to patients who are afflicted with life threatening diseases and genetic impairments. Our online pharmacy, www.MIMRx.com, develops private label websites for clients to allow their members to order prescriptions and access innovative and customized health information services and products on the Internet.

            We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 100 Clearbrook Road, Elmsford, New York 10523, and our telephone number is (914) 460-1600.

                                  RISK FACTORS

            You should carefully consider the following factors and other information included or incorporated by reference in this prospectus before deciding to invest in shares of common stock.

            Some of our competitors may distribute pharmaceuticals on a more cost-effective basis and take away some of our market share. We face substantial competition within the traditional PBM industry, the mail order pharmacy business and the specialty pharmaceutical product area. The PBM industry includes a number of large, well-capitalized companies with nationwide operations, such as AdvancePCS, Express Scripts, Caremark Rx, Merck-Medco, WellPoint Pharmacy Management and MedImpact Healthcare Systems and many smaller organizations typically operating on a local or regional basis. Some of our competitors have affiliations with brand name drug manufacturers or retail pharmacy chains and may be better positioned with respect to the cost effective distribution of pharmaceuticals. Our predecessor began PBM operations in 1993, whereas some of our primary competitors have been in the PBM industry for much longer and have a relatively larger portion of the market share. If we are unable to grow or, at a minimum retain, our relatively small market share, our ability to cross sell our specialty pharmacy services to our PBM clients could be limited.

            We also compete with several national and regional companies that have substantial financial resources and primarily provide specialty pharmaceutical services to the chronically ill and genetically impaired, such as Accredo Health, Chronimed, Gentiva Health and Priority Healthcare. We began to offer specialty pharmaceutical programs in August 2000 with our acquisition of American Disease Management Associates, LLC. Although we have experienced substantial growth in the specialty pharmaceutical service area of our business, most of our competitors have been in the business of delivering specialty pharmaceutical services considerably longer than we have and have secured long-term supply or distribution arrangements for prescription pharmaceuticals necessary to treat certain chronic disease states on price terms substantially more favorable than the terms currently available to us. As a result of such advantageous pricing, we may be unable to compete with these companies on particular prescription products or in particular disease states.

            Any change in our relationship with managed care organizations providing health and prescription benefits under Tennessee's state health program could reduce our profitability. Historically, a majority of our revenues have been derived from providing PBM services in the state of Tennessee to managed care organizations, or MCOs, participating in Tennessee's TennCare(R) program. The TennCare(R) program operates under a demonstration waiver from the United States Health Care Financing Agency, which is due to expire on December 31, 2001. We provide our ongoing service to those MCOs under this demonstration waiver program. If the waiver is not renewed, or we are not chosen to continue to provide pharmacy benefits to enrollees of a successor program, then the failure to provide such services would have a material adverse effect on our financial position and results of operations.

            Increases in the price of pharmaceuticals may reduce our revenues. Under capitated arrangements, we are responsible for increases in prescription costs, which adversely affects our gross profits. In such instances, we may be required to increase capitated contract rates on new contracts and upon renewal of existing capitated contracts. However, we may not be able to obtain these rate increases because of market conditions at the time of such price increases.

            If we lose relationships with one or more key pharmaceutical manufacturers or if the payments we receive from pharmaceutical manufacturers decline, our business, profitability and growth prospects could suffer. We have contractual relationships with numerous pharmaceutical manufacturers that pay us rebate payments based on use of selected drugs by health plan members, as well as fees for other programs and services. We believe our business, profitability and growth prospects could suffer if:

     o we lose relationships with one or more key pharmaceutical manufacturers;

     o rebates decline due to our failure to meet market share or other thresholds;

     o legal restrictions are imposed on the ability of pharmaceutical manufacturers to offer formulary rebates or purchase our programs or services; or

     o pharmaceutical manufacturers choose not to offer formulary rebates or purchase our programs or services.

            If we lose pharmacy network affiliations, our business, profitability and growth prospects could suffer. Our contracts with retail pharmacies, which are non-exclusive, are generally terminable by either party on short notice. If one or more of the top pharmacy chains elects to terminate its relationship with us or if we are only able to continue our relationship on terms less favorable to us, our members' access to retail pharmacies and our business could suffer. In addition, some large retail pharmacy chains either own or have strategic alliances with PBMs or could attempt to acquire or enter into these kinds of relationships with PBMs in the future. Ownership of, or alliances with, PBMs by retail pharmacy chains could reduce the number of retail pharmacy chains available to our members and cause our members to migrate to PBMs with greater access to retail pharmacy chains.

            We are subject to heightened federal regulatory scrutiny, which could result in sanctions or penalties. As a participant in the healthcare industry, our operations and relationships are subject to extensive federal and state laws and regulations and enforcement by federal and state governmental agencies. There are significant uncertainties regarding the application of many of these legal requirements to our business, and we cannot provide any assurance that a regulatory agency charged with enforcement of any of these laws or regulations will not interpret them differently or, if there is an enforcement action brought against us, that our interpretation would prevail. In addition, there are numerous proposed health care laws and regulations at the federal and state levels, many of which could materially affect our ability to conduct our business or adversely affect our results of operations. We are unable to predict what additional federal or state legislation or regulatory initiatives may be enacted in the future relating to our business or the health care industry in general, or what effect any such legislation or regulations might have on us.

            In the second quarter of 2000, we entered into a global settlement agreement with the Office of Inspector General or OIG, within the U.S. Department of Health and Human Services or HHS and the State of Tennessee relating to certain civil and criminal charges against former officers of our predecessor. We did not admit any wrongdoing in the global settlement agreement but agreed to enter into a corporate integrity agreement in order to ensure our ongoing compliance with the requirements of Medicare, Medicaid and all other Federal health care programs. Under the terms of this agreement, we are required to, among other things, implement a corporate compliance program, conduct ongoing educational programs to inform employees regarding compliance with relevant laws and regulations and institute a formal reporting procedure to disclose possible violations to the OIG. In addition to these requirements, we must submit annual reports with respect to the status of our compliance activities. Although compliance with the corporate integrity agreement is designed to reduce the risk of violations of laws and regulations relevant to our business, we are required to report any such potential violations to the OIG and the U.S. Department of Justice. Any actual violations could result in sanctions or penalties, including exclusion from participation in the Medicare or Medicaid programs.

            Subject to certain statutory and regulatory exceptions (including exceptions relating to certain managed care, discount, group purchasing and personal services arrangements), Federal law prohibits the payment or receipt of remuneration to induce, arrange for or recommend the purchase of health care items or services paid for in whole or in part by Medicare or state health care programs (including Medicaid programs or Medicaid waiver programs, such as TennCare(R)). Certain state laws may extend the prohibition to items or services that are paid for by private insurance and self-pay patients. Our arrangements with RxCare of Tennessee, Inc., a pharmacy services administrative organization owned by the Tennessee Pharmacists Association, and other pharmacy network administrators, drug manufacturers, marketing agents, brokers, health plan sponsors, pharmacies and others parties routinely involve payments to or from persons who provide or purchase, or recommend or arrange for the purchase of, items or services paid in part by the TennCare(R) program or by other programs covered by such laws. We carefully consider the importance of such "anti-kickback" laws when structuring our operations, and believe that we are in compliance with such laws. Violation of the Federal anti-kickback statute could subject us to criminal and/or civil penalties, including exclusion from Medicare and Medicaid (including TennCare(R)) programs or state-funded programs in the case of state enforcement.

            The federal anti-kickback law has been interpreted broadly by courts, the OIG and administrative bodies. Because of the federal statutes, broad scope, federal regulations establish certain safe harbors from liability. Safe harbors exist for certain properly reported discounts received from vendors, certain investment interest, and certain properly disclosed payments made by vendors to group purchasing organizations, as well as for other transactions or relationships. In late 1999, HHS adopted final rules revising the discount safe harbor to protect certain rebates. Because this revision is fairly recent, the guidance on how the safe harbor revision will be interpreted is not fully developed. Nonetheless, a practice that does not fall within a safe harbor is not necessarily unlawful, but may be subject to scrutiny and challenge. In the absence of an applicable exception or safe harbor, a violation of the statute may occur even if only one purpose of a payment arrangement is to induce patient referrals or purchases. Among the practices that have been identified by the OIG as potentially improper under the statute are certain "product conversion programs" in which benefits are given by drug manufacturers to pharmacists or physicians for changing a prescription (or recommending or requesting such a change) from one drug to another. Anti-kickback laws have been cited as a partial basis, along with state consumer protection laws, for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to retail pharmacies in connection with such programs.

            Certain governmental entities have commenced investigations of PBM companies and other companies having dealings with the PBM industry and have identified issues concerning selection of drug formularies, therapeutic substitution programs and discounts or rebates from prescription drug manufacturers. Additionally, at least one state has filed a lawsuit concerning similar issues against a health plan. To date, we have not been the subject of any such investigation or suit and have not received subpoenas or been requested to produce documents for any such investigation or suit. However, we may, in the future, receive subpoenas or be requested to produce documents in pending investigations or litigations in the future.

            Pending and future litigation could materially affect our relationships with pharmaceutical manufacturers or subject us to significant monetary damages. Since 1993, retail pharmacies have filed over 100 separate lawsuits against pharmaceutical manufacturers, wholesalers and certain PBMs, challenging brand name drug pricing practices under various state and federal antitrust laws. The plaintiffs alleged, among other things, that the manufacturers had offered, and certain PBMs had knowingly accepted, discounts and rebates on purchases of brand name prescription drugs that in violation of federal laws that generally prohibit the granting of discounts, rebates, allowances or advertising service charges to certain purchasers in order to destroy competition or eliminate a competitor. Some manufacturers settled certain of these actions, including a case brought on behalf of a nationwide class of retail pharmacies. The class action settlements generally provided for commitments by the manufacturers in their discounting practices to retail pharmacies. The defendants who did not settle won the class action on a directed verdict. With respect to the cases filed by plaintiffs who opted out of the class action, some drug manufacturers have settled certain of these actions, but such settlements are not part of the public record. Some of these cases are still pending.

            Although we are not currently a party to any of these proceedings, we may, in the future, be made a party to similar lawsuits. An adverse decision in any such lawsuit could result in a substantial monetary judgment being rendered against us, which would have a material adverse effect on our business and could lead to a decrease in our stock price.

            Existing patient privacy laws could subject us to monetary fines and criminal sanctions. In December 2000, HHS issued final regulations regarding the privacy of individually-identifiable health information pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA. This final rule on privacy applies to a health care patient's medical information that could be used to identify the individual identity of the patient. We refer to this information as protected health information. The final rule mandates the protection of protected health information in any format, including both electronic and paper records and imposes extensive requirements on the way in which health care providers such as us, health plan sponsors and their business associates use and disclose protected health information. The final rule gives patients significant rights to understand and control how their protected health information is used and disclosed. Organizations subject to the rule will have until April 14, 2003 comply with its provisions and implement appropriate policies and procedures to safeguard protected health information. HIPAA will likely increase our burden and costs of regulatory compliance with respect to our health improvement programs and other information-based products, alter our reporting to certain health plan sponsors and may reduce the amount of information we may use if patients do not consent to such use. Sanctions for failing to comply with standards issued pursuant to HIPAA include possible jail time, criminal penalties of up to $250,000 and civil fines of up to $25,000. In addition, HHS has proposed, but not yet finalized, regulations pursuant to HIPAA that govern the security of individually-identifiable health information.

            We have anti-takeover provisions that could delay or prevent a change in control, even if it would benefit stockholders. We have adopted anti-takeover provisions that could delay or prevent a third party from gaining control of us in a transaction that our board of directors has not negotiated and approved, even if such change in control would be beneficial to our stockholders. These anti-takeover provisions could depress the market price of our common stock. These anti-takeover provisions include:

     o change in control provisions in employment agreements with various executive officers;

     o    restrictions on who may call a special meeting of stockholders; and

     o    a stockholders' rights plan.

            The trading price of our common stock is volatile. The trading price of our common stock could be subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, government regulatory action, general conditions in the pharmaceutical industry, increased price competition, changes in earnings estimates by analysts or other events or factors, many of which are beyond our control. In addition, the stock market has experienced extreme price and volume fluctuations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This prospectus may include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. These statements may be included in the information incorporated by reference above under "Where You Can Find More Information." Forward looking statements may include statements relating to:

     o    our business development activities;

     o    sales and marketing efforts;

     o the status of material contractual arrangements including the negotiation or re-negotiation of such arrangements;

     o    future capital expenditures;

     o the effects of regulation and competition on our business and future operating performance;

     o the results, benefits and risks associated with integration of acquired companies; and

     o the likely outcome and the effect of legal proceedings on our business and operations and/or the resolution or settlement thereof.

            Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those possible results discussed in the forward looking statements as a result of various factors. These factors include, among other things, risks associated with risk-based or "capitated" contracts, increased government regulation related to the health care and health insurance industries in general and more specifically, pharmacy benefit management organizations, the existence of complex laws and regulations relating to our business, increased competition from our competitors, including competitors with greater financial, technical, marketing and other resources.

            Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to invest in shares of common stock you should be aware that the factors we discuss in the "Risk Factors" section in this prospectus could cause our actual results to differ from what we have stated in any forward-looking statements.

                                 USE OF PROCEEDS

            The selling stockholder will receive all net proceeds from the sale of the common stock. We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholder under this prospectus.

                               SELLING STOCKHOLDER

            The following table sets forth, as of August 23, 2001, the identity of the selling stockholder, the number of shares of common stock owned by the selling stockholder prior to this offering and the number of shares of common stock offered by the selling stockholder under this prospectus.

            Because the selling stockholder may sell all, some or none of the common stock offered under this prospectus, no estimate can be given as to the amount of common stock that will be held by the selling stockholder upon termination of the offering. See "Plan of Distribution."

                                   Number of Shares
                                  Beneficially Owned        Maximum Number of
Name of Selling Stockholder      Prior to the Offering     Shares Being Offered
-------------------------------  ----------------------   ---------------------
Livingston Group LLC*...........       1,457,947                1,457,947

-------------
* A Schedule 13D filed on June 8, 2001 discloses that John Chay has sole voting and dispositive power over these shares. Three of our employees are members of Livingston Group LLC.

            In connection with our acquisition of all of the interests of American Disease Management Associates, LLC ("ADIMA"), the selling members of ADIMA formed Livingston Group LLC as a holding company to hold those shares of MIM issued as part of the consideration for the purchase of ADIMA. At the time of the acquisition, we entered into a registration rights agreement with Livingston Group LLC which is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

                              PLAN OF DISTRIBUTION

            This prospectus relates to the offer and sale by the selling stockholder of up to 1,457,947 shares of common stock, par value $.0001 per share.

            The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares being offered hereby on the Nasdaq Stock Market, or otherwise, at prices and under terms then prevailing, at prices related to the then current market price, or at negotiated prices. Registration of the shares does not necessarily mean that any of the shares will be offered by the selling stockholder.

            The selling stockholder has advised us that it is not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

            Shares may be sold at any time and from time to time, when and if so determined by the selling stockholder, by one or more of the following means of distribution:

     o block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     o over-the-counter distributions in accordance with the rules of the NASD;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    privately negotiated transactions.

            We will not receive any of the proceeds from the sale of shares by the selling stockholder. We will bear all expenses in connection with the registration of the common stock except that the selling stockholder will pay all underwriting commissions and similar selling expenses, brokerage fees and transfer taxes as well as fees of its counsel.

            In connection with any distributions of the shares, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions who may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may (i) sell the common stock short and redeliver the shares to close out such short positions; (ii) enter into option or other transactions with broker-dealers or other financial institutions which require the delivery thereto of the shares offered hereby, which shares such broker-dealer or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction); or (iii) pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of such pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any such shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

            In effecting sales, brokers, dealers or agents engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act.

            In order to comply with the securities laws of certain states, the shares must be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and has been complied with.

            The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as defined therein) of common stock, such person generally may not purchase shares of our common stock. The selling stockholder may be subject to such regulation which may limit the timing of its purchases and sales of shares of the common stock.

            At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

            We have agreed to indemnify the selling stockholder, and any person controlling it, against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act.

            We have agreed with the selling stockholder to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of the sale of all the shares or 90 days following the effective date of the registration statement.

            Agents, underwriters or dealers may engage in transactions with or perform services for us in the ordinary course of business.

                            VALIDITY OF COMMON STOCK

            The validity of the common stock offered hereby will be passed upon for us by Barry A. Posner, General Counsel of the Company.

                                     EXPERTS

            The consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2000 and the historical financial statements of American Disease Management Associates, LLC, as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999, both incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto and are included in this document in reliance upon the authority of said firm as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, one of our stockholders, which we refer to as the selling stockholder, may sell up to an aggregate of 1,457,947 shares of common stock in one or more offerings. You should read this prospectus and any applicable prospectus supplement provided to you together with the additional information described under the heading "Where You Can Find More Information."

            The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506.

            The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC, which means that we disclose important information to you by referring to these documents and the information contained therein. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus supplement. In addition, any information that we file with the SEC subsequent to the date of this prospectus will automatically update this prospectus. We incorporate by reference the documents listed below and any filings that we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that the selling stockholder sells all of the common stock offered by this prospectus:

     o    Annual Report on Form 10-K for fiscal year ended December 31, 2000.

     o    Quarterly Report on Form 10-Q for the period ended June 30, 2001.

     o    Quarterly Report on Form 10-Q for the period ended March 31, 2001.

     o    Current Report on Form 8-K/A filed on October 18, 2000.

     o The description of the common stock included in our Registration Statement on Form 8-A/A dated May 20, 1999.

            You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

            MIM Corporation
            100 Clearbrook Road
            Elmsford, New York  10523
            (914) 460-1600
            Attn:  General Counsel

            You should only rely on the information incorporated by reference or set forth in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. The selling stockholder is only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of such documents.

================================================================================

                                1,457,947 Shares




                                 MIM CORPORATION



                                  Common Stock


                           --------------------------


                                   PROSPECTUS


                           --------------------------




                                          , 2001



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution

SEC registration fee........................................         $ 4,121
Legal fees and expenses.....................................         $20,000
Accounting fees and expenses................................         $20,000
Printing expenses...........................................         $ 5,000
Miscellaneous...............................................         $   879
                                                                     -------
          Total.............................................         $50,000
                                                                     =======

Item 15.  Indemnification Of Directors And Officers

            Section 145 of the Delaware General Corporation law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to some statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (d) for any transaction from which the director derived an improper personal benefit. MIM's restated Certificate of Incorporation provides that MIM's directors shall not be liable to the company or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (a) through (d) in the preceding paragraph. The Certificate of Incorporation and MIM's by-laws further provide that MIM shall indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, MIM maintains director and officer liability insurance policies.

Item 16.  Exhibits

    3.1    --   Amended and Restated  Certificate of Incorporation  of the Registrant  (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-05327).
    3.2    --   Amended and  Restated  By-Laws of the  Registrant  (incorporated  by reference  to Exhibit  3(ii) to the  Company's
                Quarterly Report on Form 10-Q for the period ended March 31, 1998).
    4.1    --   Amended and Restated Rights Agreement dated as of May 20, 1999,  between the Registrant and American Stock Transfer and Trust Company  (incorporated by reference to Exhibit 4.1 to Post-Effective  Amendment No. 2 to the Registrant's
                Form 8-A/A dated May 20, 1999).
    4.2    --   Purchase Agreement among American Disease Management Associates,  L.L.C., its Members and Certain Related Partners,
                MIM Health Plans, Inc. and the Registrant,  dated as of August 3, 2000 (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed August 10, 2000).
    4.3    --   Registration  Rights  Agreement  between  the  Registrant  and  Livingston  Group  LLC  dated as of  August 3, 2000
                (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed August 10, 2000).
   *5.1    --   Opinion of Barry A. Posner.
  *23.1    --   Consent of Barry A. Posner (included as part of opinion
                filed as Exhibit 5.1).
 **23.2    --   Consent of Arthur Andersen LLP.

    --------
    *   Previously filed.
    ** Filed herewith.

Item 17.  Undertakings

            The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on August 23, 2001.

                                       MIM CORPORATION


                                       By:         /s/ Barry A. Posner
                                          -------------------------------------
                                             Barry A. Posner
                                             Vice President, Secretary and
                                             General Counsel

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Friedman and Barry A. Posner and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of August, 2001.

                 SIGNATURE TITLE

        /s/ Richard H. Friedman             Chairman of the Board, Chief
      ----------------------------------    Executive Officer and Director
                 Richard H. Friedman        (Principal Executive Officer)

       /s/ Donald A. Foscato                (Principal Financial Officer
      ----------------------------------    and Principal Accounting Officer)
                 Donald A. Foscato

       /s/ Richard A. Cirillo               Director
      ----------------------------------
                 Richard A. Cirillo

       /s/ Louis DiFazio                    Director
      ----------------------------------
                 Louis DiFazio

       /s/ Harold Ford                      Director
      ----------------------------------
                 Harold Ford

       /s/ Michael Kooper                   Director
      ----------------------------------
                 Michael Kooper

       /s/ Louis A. Luzzi                   Director
      ----------------------------------
                 Louis A. Luzzi

       /s/ Ronald K. Shelp                  Director
      ----------------------------------
                 Ronald K. Shelp

                          EXHIBIT INDEX

          Exhibit                                                                                                       Sequential
            No.                                        Description Of Exhibits                                           Page No.
      -------------          -------------------------------------------------------------------------                   --------
            3.1      --      Amended and Restated  Certificate of  Incorporation  of the Registrant  (incorporated  by reference to Exhibit 3.1 to the  Registrant's  Registration  Statement on Form S-1,  File
                             No. 333-05327).
            3.2      --      Amended and  Restated  By-Laws of the  Registrant  (incorporated  by reference to Exhibit
                             3(ii) to the  Registrant's  Quarterly  Report on Form 10-Q for the period ended March 31,
                             1998).
            4.1      --      Amended and Restated Rights  Agreement  dated as of May 20, 1999,  between the Registrant and American Stock Transfer and Trust Company  (incorporated  by reference to Exhibit 4.1 to Post-Effective Amendment No. 2 to the Registrant's Form 8-A/A dated May 20, 1999).
            4.2      --      Purchase Agreement among American Disease Management Associates,  L.L.C., its Members and
                             Certain Related Partners,  MIM Health Plans, Inc. and the Registrant,  dated as of August
                             3, 2000  (incorporated by reference to Exhibit 2.1 to the Registrant's  Current Report on
                             Form 8-K filed August 10, 2000)
            4.3      --      Registration  Rights  Agreement  between the Registrant and Livingston Group LLC dated as of August 3, 2000  (incorporated by reference to Exhibit 4.1 to the Registrant's  Current
                             Report on Form 8-K filed August 10, 2000).
          *5.1       --      Opinion of Barry A. Posner.
         *23.1       --      Consent of Barry A. Posner (included as part of opinion filed as Exhibit 5.1).
        **23.2       --      Consent of Arthur Andersen LLP.


            --------
            *   Previously filed.
            ** Filed herewith.